EXHIBIT 23.3






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                           [WOLF & COMPANY, P.C. LOGO]



                         INDEPENDENT AUDITORS' CONSENT



We hereby consent to the filing of the opinion as an exhibit to the Stock Holding Company's Registration Statement on Form SB-2 as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Form SB-2 under the captions "The Offering and The Reorganization -- Federal and State Tax Consequences of the Reorganization" and "Legal and Tax Matters."



/s/ Wolf & Company, P.C.

Wolf & Company, P.C.


Boston, Massachusetts
June 9, 1998